South Alabama Bancorporation, Inc.
Post Office Box 3067
Mobile, Alabama 36652
Telephone 251/431-7800

[LOGO} SOUTH ALABAMA BANCORPORATION

	F. MICHAEL JOHNSON
	CHIEF FINANCIAL OFFICER
	AND SECRETARY

To the Shareholders of
South Alabama Bancorporation, Inc.

	NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of South Alabama Bancorporation, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama, on May 9, 2002, at 10:00 a.m., C.D.T. for the purpose of considering and voting upon the following matters:

	1. Election of Directors. Election as directors of the nineteen nominees named in the enclosed Proxy Statement.

	2. Name Change Amendment. Amending Article One of
South Alabama's Articles of Incorporation to change the name of the corporation to BancTrust Financial Group, Inc.

	3. Other Amendments. Amending South Alabama's Articles of Incorporation to:

(*) change all references to "stockholders" to "shareholders";

(*) include provisions formerly only in the Bylaws authorizing the Board of Directors to determine the number of directors within the range permitted by the Articles;

(*) add a provision formerly only in the Bylaws allowing directors to fill vacancies;

(*) modify the purpose for which South Alabama is formed to specifically include engaging in the business of being a bank holding company;

(*) include a specific reference to the methods by which shareholders are authorized by the Alabama Business Corporation Act to call a special meeting of the shareholders;

(*) include specific procedures for shareholders to nominate directors and propose items of business to be transacted at any annual or special meeting of shareholders; and

(*) make certain other minor non-substantive changes for purposes of clarification.

	4. Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof.
Management currently knows of no other business to be presented.

	Only those shareholders of record at the close of business on March 22, 2002, shall be entitled to notice of and to vote at the meeting.

	We hope very much that you will attend the meeting, but whether you plan to attend or not we would appreciate your signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

	Management sincerely appreciates your support and cooperation, and we earnestly solicit your continued help during 2002.

                                By Order of the Board of Directors,

                                /s/F. Michael Johnson
                                F. Michael Johnson
                                Chief Financial Officer
                                and Secretary

NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

SOUTH ALABAMA BANCORPORATION, INC.
100 Saint Joseph Street, Mobile, Alabama 36602
PROXY STATEMENT
Annual Meeting, May 9, 2002, 10:00 a.m., C.D.T.

	This Proxy Statement and the enclosed Proxy are first being mailed on or about April 9, 2002, to shareholders of South Alabama Bancorporation, Inc. ("South Alabama") in connection with the solicitation of proxies by the Board of Directors of South Alabama for use at the Meeting of Shareholders on May 9, 2002, to be held at 100 Saint Joseph Street, Mobile, Alabama, and any adjournment thereof.

	South Alabama is the parent company and owner of 100% of the stock of South Alabama Bank (the "Mobile Bank"), headquartered in Mobile, Alabama, BankTrust of Brewton, formerly First National Bank (the "Brewton Bank"), headquartered in Brewton, Alabama, The Monroe County Bank (the "Monroeville Bank"), headquartered in Monroeville, Alabama, The Commercial Bank of Demopolis (the "Demopolis Bank"), headquartered in Demopolis, Alabama, Sweet Water State Bank (the "Sweet Water Bank"), headquartered in Sweet Water, Alabama, and South Alabama Trust Company (the "Trust Company"), headquartered in Mobile, Alabama.

PROPOSED MERGER WITH GULF COAST COMMUNITY BANCSHARES, INC.

	On December 7, 2001, South Alabama entered into a definitive agreement with Gulf Coast Community Bancshares, Inc.
("Gulf Coast"), the parent corporation of Wewahitchka State Bank, to merge Gulf Coast with and into South Alabama, whereupon
Wewahitchka State Bank will become a wholly owned subsidiary of South Alabama. Holders of Gulf Coast common stock will receive the number of shares of South Alabama common stock having a market value immediately prior to the merger of $188.43 in exchange for each share of Gulf Coast stock which they hold at the time of the merger, assuming the market value of a share of South Alabama's stock is from $8.00 to $12.00. The market value is an average price calculated during a twenty (20) consecutive trading day period ending two trading days prior to the effective date of the merger. If the market value of South Alabama stock at the time of the merger is above $12.00 or below
$8.00, the exchange ratio will vary in accordance with a predetermined formula. We expect Gulf Coast shareholders to own about 4.59% of South Alabama after the merger, but this percentage depends on the market price of South Alabama's common stock prior to the merger.
The merger is subject to approval by the stockholders of Gulf Coast and to certain other conditions, but we expect the merger to occur in April, 2002.

VOTING SECURITIES

	As of the record date, March 22, 2002, there were 8,366,891 shares of South Alabama's common stock outstanding. Each share is entitled to one vote.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

	As of the record date there were no known 5% shareholders of South Alabama. The following chart reflects the number of shares beneficially owned by (i) each director and nominee of South Alabama;
(ii) each executive officer named in the Summary Compensation Table; and (iii) the directors and officers of South Alabama as a group.

                                                               Number of Shares and Nature of
                                                           Beneficial Ownership as of March 12, 2002(1)
                                           -------------------------------------------------------------
                                           Voting/Investment Power
                                            -----------------------
                                                                                             Percentage
Name of Beneficial Owner or Group          Sole            Shared           Aggregate        of Total(2)
John B. Barnett, III                       97,762  (3)     181,188  (4)       278,950         3.27 %
Stephen G. Crawford                        93,500           46,950  (5)       140,450         1.67
Haniel F. Croft                            22,323  (6)           0             22,323          .26
David C. De Laney                          38,500  (7)      33,550  (8)        72,050          .86
Broox G. Garrett, Jr. (9)                   6,541           78,994 (10)        85,535         1.02
W. Dwight Harrigan                        213,250                0            213,250         2.54
James P. Hayes, Jr .                        5,115           37,618 (11)        42,733          .51
Clifton C. Inge (12)                       37,950                0             37,950          .45
W. Bibb Lamar, Jr .                       104,622 (13)       1,342 (14)       105,964         1.24
John H. Lewis, Jr.                          4,850           17,423 (15)        22,273          .26
Stratton F. Lewis, Jr. (16)                37,667 (17)      36,188 (18)        73,855          .86
Richard S. Manley                          25,250                0             25,250          .29
Kenneth R. McCartha                         2,000                0              2,000          .02
Thomas E. McMillan, Jr. (19)              103,805 (20)     309,459 (21)       413,264         4.93
J. Richard Miller, III (22)               167,913 (23)           0            167,913         2.00
Harris V. Morrissette (12)                 16,804                0             16,804          .20
J. Stephen Nelson                          61,861 (24)         592 (25)        62,453          .73
Paul D. Owens, Jr. (19)                    71,092          256,880 (26)       327,972         3.91
Earl H. Weaver (9) (22)                    59,421           42,464 (27)       101,885         1.21
All directors and officers of
South Alabama as a group (24 persons)   1,268,991          869,637          2,139,628(28)    24.89%



(1) The table includes shares of stock treated as beneficially owned under Securities and Exchange Commission regulations. Shares are beneficially owned if, through any contract, relationship, arrangement, understanding, or otherwise, either voting power or investment power is held or shared directly or indirectly. Shares deemed to be beneficially owned also include shares which may be acquired within sixty days. The total number of shares beneficially owned is broken down into the following two categories: (i) shares as to which voting power/investment power is held solely; and (ii) shares as to which voting power/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned as a percentage of outstanding shares.

(2) The percentage calculations for Mr. Nelson, Mr. Lamar, Mr. Barnett, Mr. Croft and Mr. Lewis assume that all 160,881 shares subject to their exercisable outstanding options at March 12, 2002, were outstanding. The percentage calculation for all directors and officers of South Alabama, as a group, assumes that all 229,021 shares subject to exercisable outstanding options at March 12, 2002, were outstanding.

(3) Includes 4,580 shares subject to purchase within 60 days pursuant to options granted to Mr. Barnett, as to which he would have sole voting and investment power.

(4) Includes 11,298 shares owned by Mr. Barnett's wife and 59,450 shares held by Mr. Barnett as co-trustee of three separate irrevocable trusts, as to all of which he disclaims beneficial ownership; 62,190 shares owned by an aunt, but as to which Mr. Barnett has voting and investment power by durable power of attorney; and 48,250 shares held by Barnett Charitable Foundation, a private charitable foundation of which Mr. Barnett is president and as such shares voting and investment power.

(5) Includes 37,500 shares owned by the trustee of Mr. Crawford's self-directed subaccount of his law firm's retirement plan. The figure also includes the following shares as to which Mr. Crawford disclaims any actual beneficial ownership: 4,500 shares owned by Mr. Crawford as trustee for two of his children; 2,700 shares owned by his wife; and 2,250 shares owned by his wife as custodian for two of his children under the Uniform Transfers to Minors Act.

(6) Includes 19,080 shares subject to purchase within 60 days pursuant to options granted to Mr. Croft, as to which he would have sole voting and investment power.

(7) Includes 18,500 shares owned by The Christopher Company, an
Alabama general partnership. Mr. De Laney is a general partner in the partnership.

(8) All such shares are owned by the trustee of Mr. De Laney's employer's retirement plan. Mr. De Laney may be deemed to share voting and investment power with respect to those shares.

(9) Mr. Garrett and Mr. Weaver are first cousins.

(10) Includes 69,268 shares owned by Mr. Garrett as trustee of the Broox G. Garrett Family Trust and 9,726 shares owned jointly with his wife.

(11) All such shares are owned by Mr. Hayes as co-trustee of the Elizabeth Brannon Hayes Marital Trust.

(12) Mr. Inge is Mr. Morrissette's uncle.

(13) Includes 79,080 shares subject to purchase within 60 days pursuant to options granted to Mr. Lamar, as to which he would have sole voting and investment power.

(14) Includes 1,125 shares owned by Mr. Lamar as custodian under the Uniform Transfers to Minors Act and 217 shares owned by his wife through her self-directed IRA account.

(15) Includes 750 shares owned by Mr. John Lewis as Executor of his father's estate, 16,223 shares owned jointly with his wife and 450 shares owned by his wife.

(16) Mr. Stratton Lewis is the first cousin of J. Olen Kerby, Jr., an executive officer of South Alabama.

(17) Includes 2,880 shares subject to purchase within 60 days pursuant to options granted to Mr. Stratton Lewis, as to which he would have sole voting and investment power.

(18) Includes 33,128 shares owned jointly by Mr. Stratton Lewis with his son, and 3,060 shares owned jointly by Mr. Stratton Lewis with his mother.

(19) Mr. McMillan and Mr. Owens are brothers-in-law.

(20) Includes 44,400 shares owned by Thomas, Ltd., a limited partnership. Mr. McMillan is managing general partner of the partnership.

(21) Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. McMillan is a managing general partner, and 108,054 shares and 28,971 shares owned by Mr. McMillan as co-trustee under the wills of his grandmother and grandfather, respectively.

(22) Mr. Miller is Mr. Weaver's wife's first cousin.

(23) Includes 167,178 shares owned by Miller Investments, a general partnership. Mr. Miller is Managing Partner of the partnership.

(24) Includes 55,261 shares subject to purchase within 60 days pursuant to options granted to Mr. Nelson, as to which he would have sole voting and investment power.

(25) All such shares are owned by Mr. Nelson's wife.

(26) Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. Owens is a managing partner, 69,100 shares owned as trustee of two revocable management trusts for his daughters, 6,264 shares owned jointly with his wife and 9,082 shares owned by his wife.

(27) Includes 41,547 shares owned by Mr. Weaver's wife, as to which Mr. Weaver disclaims any actual beneficial ownership, and 917 shares owned jointly with his wife.

(28) Includes 229,021 shares subject to purchase within 60 days pursuant to options granted to officers of South Alabama, as to which they would have sole voting and investment power.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that
South Alabama's directors and executive officers, and persons who own more than ten percent of South Alabama's common stock, file with the Securities and Exchange Commission reports relating to their ownership and changes in ownership of common stock and other equity securities of South Alabama. Management believes, based solely upon information furnished to South Alabama and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2001 filed the reports on a timely basis.

ELECTION OF DIRECTORS

Number and Term

The Bylaws of South Alabama provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at nineteen the number of directors to be elected at the 2002 Annual Meeting. The directors so elected will serve a term of one year.

Nominees

The persons named below are the Board's nominees for election as directors, and each has agreed to serve if elected. All nominees are members of the current South Alabama Board of Directors, except John
H. Lewis, Jr.

John B. Barnett, III
A South Alabama director since 1996
Mr. Barnett, age 49, has been Executive Vice President since 1996 of South Alabama, Chairman since 1994, and a director since 1983, of the Monroeville Bank and a director since 1998 of the Trust Company. Mr. Barnett is a member of the law firm of Barnett, Bugg, Lee & Dyess, L.L.C., Monroeville, Alabama, and has practiced law since 1983. From 1983 until its merger with South Alabama, Mr. Barnett served as Vice President and a director of the Monroeville Bank's holding company.

Stephen G. Crawford
A South Alabama director since 1985
Mr. Crawford, age 62, a member of the law firm Hand Arendall, L.L.C., Mobile, Alabama, has practiced law since 1964. Mr. Crawford has been a director of the Mobile Bank since 1986 and a director since 1998 of the Trust Company.

Haniel F. Croft
A South Alabama director since 1996
Mr. Croft, age 61, has been President since 1979, Chief Executive
Officer since 1988, and a director since 1972, of the Monroeville Bank. From 1982 until its merger with South Alabama, Mr. Croft served as Vice President and a director of the Monroeville Bank's holding company.

David C. De Laney
A South Alabama director since 1985
Mr. De Laney, age 54, is President of First Small Business Investment Company of Alabama, Mobile, Alabama, a position he has held since
1978. Mr. De Laney has been a director of the Mobile Bank since 1986.

Broox G. Garrett, Jr.
A South Alabama director since 1993
Mr. Garrett, age 53, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett has been a director of the Brewton Bank since 1983 and a director of the Trust Company since 1998.

W. Dwight Harrigan
A South Alabama director since 1997
Mr. Harrigan, age 64, has alternated annually, since 1983, as President and Executive Vice President of Scotch Lumber Company, Fulton,
Alabama. Mr. Harrigan has also served, since 1987, as Chairman of Harrigan Lumber Company, Monroeville, Alabama. Mr. Harrigan has been a director of the Mobile Bank since 1986.

James P. Hayes, Jr.
A South Alabama director since 1993
Mr. Hayes, age 54, is a financial consultant in Birmingham, Alabama. Mr. Hayes served from 2000-2001 as Senior Advisor to the Governor of the State of Alabama, and in 1999 as Revenue Commissioner for the State of Alabama. Mr. Hayes has served since 1985 as a director of the Brewton Bank.

Clifton C. Inge
A South Alabama director since 1985
Mr. Inge, age 65, has served since 1999 as a consultant for Willis of Mobile, Inc., Mobile, Alabama, a subsidiary of Willis Group Limited, insurance brokers. Mr. Inge is retired Chairman of the Board of Willis of Mobile, Inc., a position he held from 1991-1998. Mr. Inge has been a director of the Mobile Bank since 1986 and a director of the Trust Company since 1998.

W. Bibb Lamar, Jr.
A South Alabama director since 1989
Mr. Lamar, age 58, has been President, Chief Executive Officer and a director of South Alabama since 1989 and Chairman since 1998, Chief Executive Officer and a director since 1989 of the Mobile Bank. Mr. Lamar has also been a director of the Trust Company since 1998. Mr. Lamar served as President of the Mobile Bank from 1989-1998.

John H. Lewis, Jr.
A South Alabama director nominee
Mr. Lewis, age 60, has been President and Chairman of Lewis
Communications, Inc., Mobile, Alabama, a full service advertising, marketing and public relations firm with offices in Mobile, Birmingham and Nashville, since 1976. Mr. Lewis has served as a director of the Mobile Bank since 1993.

Stratton F. Lewis, Jr.
A South Alabama director since 1999
Mr. Lewis, age 52, has been Executive Vice President of South Alabama since 1999, Chairman since 1994, and President, CEO and a director since 1987 of the Sweet Water Bank. Mr. Lewis served as Chairman, from 1994-1999 and President, CEO and director from 1987-1999 of Sweet Water Bank's holding company prior to its merger with South Alabama.

Richard S. Manley
A South Alabama director since 1999
Mr. Manley, age 69, is a partner in the law firm of Manley, Traeger, Perry & Stapp, Attorneys, Demopolis, Alabama, where he has practiced law since 1958. Mr. Manley has served as a director of the Demopolis Bank since 1985.

Kenneth R. McCartha
A South Alabama director since 1997
Mr. McCartha, age 64, retired in 1996 as Superintendent of Banks,
State of Alabama Banking Department, a position he held by gubernatorial appointment from 1993 until his retirement.

Thomas E. McMillan, Jr.
A South Alabama director since 1985
Mr. McMillan, age 53, has been President of the general partner of Smackco, Ltd., Brewton, Alabama, a limited partnership engaged in oil and gas development, since 1974. Mr. McMillan has been a director of the Brewton Bank since 1977.

J. Richard Miller, III
A South Alabama director since 1991
Mr. Miller, age 55, has been managing partner since 1992 of Miller Investments, a Brewton, Alabama partnership engaged in private investments. Mr. Miller has been a director of the Brewton Bank since 1990 and a director of the Mobile Bank since 1991.

Harris V. Morrissette
A South Alabama director since 1997
Mr. Morrissette, age 42, has been president of Marshall Biscuit
Company, Inc., Mobile, Alabama, since 1994 and has also served as Chairman of Azalea Aviation, Inc. since 1993. Mr. Morrissette has been a director of the Mobile Bank since 1990. Mr. Morrissette is also a director of the following companies that file reports with the Securities and Exchange Commission: EnergySouth, Inc. and The Williamsburg
Investment Trust.

J. Stephen Nelson
A South Alabama director since 1993
Mr. Nelson, age 64, has been Chairman since 1993 of South Alabama and Chairman, since 1993, and a director, since 1979, of the Brewton Bank and has also been a director of the Trust Company since 1998. Mr. Nelson served as Chief Executive Officer of the Brewton Bank from 1984-1998.

Paul D. Owens, Jr.
A South Alabama director since 1997
Mr. Owens, age 56, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens has been a director of the Mobile Bank since 1986.

Earl H. Weaver
A South Alabama director since 1993
Mr. Weaver, age 63, has been the sole proprietor of Earl H. Weaver Management Services, a timber, oil, gas and general management concern, since 1979. Mr. Weaver has served since 1981 as a director of the Brewton Bank and since 1998 as a director of the Trust Company.

                        ------------------------------

	Although the Board of Directors does not contemplate that any nominee named above will be unavailable for election, if vacancies occur unexpectedly the shares covered by the Proxy will be voted for the Board's substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

	The Bylaws of South Alabama permit the Board of Directors, between annual meetings of shareholders, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. They provide that any new director so elected holds office until the next annual shareholders' meeting. The Alabama Business Corporation Act requires such a provision to be in South Alabama's Articles of Incorporation, and the Board of Directors is proposing an amendment to South Alabama's Articles of Incorporation to add this provision currently found only in the Bylaws.

DIRECTOR COMMITTEES AND ATTENDANCE

	The South Alabama Board of Directors held six meetings during 2001. The Board has the following standing committees:
Executive, Audit and Personnel/Compensation. The Executive
Committee (whose members presently are Messrs. Barnett, Crawford, Lamar, McMillan, Miller, Nelson and Weaver) between meetings of the Board may exercise all powers of the Board except as limited by the Bylaws. Actions taken by the Executive Committee are subject to ratification by the Board at its next regular meeting. There were no meetings of the Executive Committee in 2001. The reports of the Audit Committee and the Personnel/Compensation Committee are included below in this Proxy Statement.

	During 2001, directors Hayes, McCartha and Miller attended fewer than 75% of the total number of meetings of the Board of Directors of South Alabama and meetings of committees of which they were members.

	Each subsidiary has standing committees composed of directors from their respective Boards. The Mobile Bank, Brewton Bank, Monroeville Bank, Demopolis Bank and Sweet Water Bank all have a Finance (or Loan), Audit and Personnel (or Salary) Committee. In addition, the Mobile Bank and the Brewton Bank have Director Nominating Committees, and the Mobile Bank has an Executive Committee.

Report of the Audit Committee

	Pursuant to its charter as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls which management and the Board of Directors have established, and the audit process. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. We met six times during 2001.

	We have reviewed and discussed with management the audited financial statements for South Alabama as of and for the year ended December 31, 2001. We have discussed with South Alabama's independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

	We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

	Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in South Alabama's Annual Report on Form 10-K for the year ended December 31, 2001.

	The Audit Committee intends to request proposals from various accounting firms with respect to the audit of South Alabama's financial statements for 2002. We initiated this process in March of 2002 and expect to select South Alabama's outside auditor for 2002 by the end of May, 2002.

	The Audit Committee is composed of four South Alabama directors and one emeritus director, all named below. Each of the committee members met the requirements for independence set forth in the listing standards of the National Association of Securities Dealers, Inc. for the year 2001.

David C. De Laney, Chairman
Kenneth R. McCartha
Harris V. Morrissette
Earl H. Weaver
Lowell J. Friedman (emeritus director)

EXECUTIVE COMPENSATION

Compensation

	The table below reflects annual compensation for W. Bibb
Lamar, Jr., J. Stephen Nelson, Haniel F. Croft, Stratton F. Lewis, Jr. and F. Michael Johnson for services rendered in 2001, 2000, and 1999 to South Alabama and its subsidiaries, the Mobile Bank, the Monroeville Bank and the Sweet Water Bank.

SUMMARY COMPENSATION TABLE

                                         Annual Compensation1        Long Term Compensation
                                 --------------------------------    ----------------------
                                                                     Awards
                                                                     Shares Underlying    All Other
Name and Principal Position       Year    Salary($)2    Bonus($)3    Options/SARs4        Compensation($)5
W. Bibb Lamar, Jr.                2001    $205,000            0      10,080               $13,756
CEO, President and Director,      2000    $185,000      $74,000       5,000               $14,668
South Alabama; CEO, Chairman      1999    $150,000      $40,000      10,000               $13,360
and Director, Mobile Bank;
Director, Trust Company

J. Stephen Nelson                 2001    $165,000            0       6,940               $13,408
Chairman and Director,            2000    $150,000      $60,000       3,000               $13,679
South Alabama; Chairman,          1999    $141,000      $25,000       8,000               $13,137
and Director, Brewton Bank;
Director, Trust Company

Haniel F. Croft                   2001    $126,000            0       3,080               $10,754
Director, South Alabama;          2000    $126,000      $21,632       1,500               $11,312
CEO, President and Director,      1999    $126,000      $12,500       4,000               $12,231
Monroeville Bank

Stratton F. Lewis, Jr.            2001    $113,100            0       1,880               $ 9,759
Director and EVP, South Alabama;  2000    $113,100      $18,402       1,000               $ 9,108
CEO, Chairman, President and      1999    $113,100      $ 8,791           0               $ 6,673
 Director, Sweet Water Bank

F. Michael Johnson                2001    $112,000            0       5,180               $10,450
CFO and Secretary, South          2000    $105,000      $30,000       2,000               $ 8,573
Alabama; CFO, Secretary           1999    $ 90,000      $12,500       6,000               $ 8,583
and EVP, Mobile Bank


1 Although Messrs. Lamar, Nelson, Croft, Lewis and Johnson received perquisites and other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of their salary and bonus in any year.

2 Includes for Mr. Lewis director fees paid by the Sweet Water Bank amounting to $7,600 in 1999.

3 Amounts represented were paid by South Alabama for all years shown.

4 All stock options shown have been adjusted for the 3 for 2 stock split in June 1998.

5 Represents employer matching and contributions to the South Alabama Savings and Profit Sharing Plan for Messrs. Lamar, Nelson, Croft and Johnson for all years shown and for Mr. Lewis in 2000; contributions for Mr. Lewis in 1999 were paid by the Sweet Water Bank SEP Plan.

Stock Options

	The following table sets forth the grant of stock options during 2001 to Mr. Lamar, Mr. Nelson, Mr. Croft, Mr. Lewis and Mr.
Johnson.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential
                         Number of       % of Total                                       Realizable Value
                         Shares          Options/SARs                                     Assuming Rates of
                         Underlying      Granted to        Exercise                       Stock Price
                         Options/SARs    Employees         or Base         Expiration     Appreciation(1)
Name                     Granted         in Fiscal Year    Price ($/sh)    Date           5%        10%
W. Bibb Lamar, Jr.       10,080(2)       23.03%            $11.3125        02/20/11       $66,283   $162,642
J. Stephen Nelson         6,940(2)       15.85%            $11.3125        02/20/11       $48,912   $133,683
Haniel F. Croft           3,080(2)        7.03%            $11.3125        02/20/11       $21,704   $ 59,326
Stratton F. Lewis, Jr.    1,880(2)        4.29%            $11.3125        02/20/11       $13,245   $ 36,211
F. Michael Johnson        5,180(2)       11.83%            $11.3125        02/20/11       $36,504   $ 99,778


(1) Calculated by comparing the exercise price of such options and the market value of the shares of common stock subject to such options, assuming the market price of such shares increases by 5% and 10%, respectively, over the term of the options.

(2) Incentive Stock Options which became exercisable on February 20,
2002.

The following table includes information with respect to unexercised options held by Mr. Lamar, Mr. Nelson, Mr. Croft, Mr. Lewis and Mr. Johnson. All options shown have been adjusted for the 3 for 2 stock split in June 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                        Number of Shares Underlying           Value of Unexercised
                       Unexercised Options/SARs Held At     In-the-Money Options/SARs At
                          December 31, 2001 (#)                 December 31, 2001 ($) 1
                       --------------------------------     ----------------------------
Name                   Exercisable    Unexercisable         Exercisable    Unexercisable
W. Bibb Lamar, Jr.      5,000         10,080                     0         0
                       10,000                                    0
                       11,250                                    0
                        7,500                               $4,625
                        7,500                               $3,375
                        7,500                               $5,875
                        9,000                               $7,050
                       11,250                               $9,754

J. Stephen Nelson       3,000          6,940                     0         0
                        8,000                                    0
                        7,500                                    0
                        7,500                               $4,626
                        7,500                               $3,375
                        7,500                               $5,875
                       11,538                               $5,735

Haniel F. Croft         1,500          3,080                     0         0
                        4,000                                    0
                        3,000                                    0
                        7,500                               $3,375

Stratton F. Lewis, Jr.  1,000          1,880                     0         0

F. Michael Johnson      2,000          5,180                     0         0
                        6,000                                    0
                        3,000                                    0
                        3,000                               $1,851
                        3,000                               $1,350
                        4,500                               $3,525
                        6,000                               $4,700

1 Based on the average of the low bid and high ask prices quoted in the Nasdaq SmallCap Stock Market on December 31, 2001, minus the exercise price.

Pension Plans

	South Alabama maintains a pension plan and certain other long-term compensation plans, as described below.

	The following table reflects estimated annual benefits payable under the Retirement Plan for Employees of South Alabama in effect as of December 31, 2001 at various salary and years of service levels, assuming retirement at age 65. These benefits apply to all employees hired on or after January 1, 1995.

PENSION PLAN TABLE

Compensation                 Years of Credited Service
------------  ------------------------------------------------------------
              10         15         20         25        30         35
$ 25,000      $ 2,500    $ 3,750    $ 5,000    $ 6,250   $ 7,500    $ 8,750
  50,000        5,000      7,500     10,000     12,500    15,000     17,500
  75,000        7,500     11,250     15,000     18,750    22,500     26,250
 100,000       10,000     15,000     20,000     25,000    30,000     35,000
 125,000       12,500     18,750     25,000     31,250    37,500     43,750
 150,000       15,000     22,500     30,000     37,500    45,000     52,500
 175,000*      15,000     22,500     30,000     37,500    45,000     52,500

*Maximum Compensation for 2001 under IRC 401(a)(17) is $170,000.

	The amounts shown are single life benefits computed under the South Alabama Plan's basic formula. The South Alabama Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee's average monthly base compensation during the highest 5 consecutive calendar years out of the 10 calendar years preceding retirement, multiplied by years of credited service, not to exceed 40 years. Alternative plan formulas, which are set forth below and which may apply to certain participants who participated in predecessor pension plans, result in a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the South Alabama Plan. As of December 31, 2001, Mr.
Lamar was credited with 13 years of service, Mr. Nelson was credited with 22 years of service, Mr. Croft was credited with 32 years of service, Mr. Lewis was credited with two years of service and Mr.
Johnson was credited with 16 years of service.

	Alternate Formulas. Employees employed before January 1,
1995, including Messrs. Lamar, Nelson, Croft, and Johnson, are eligible to receive benefits under whichever of the following alternate formulas is most advantageous to the employee. Generally, the applicable formula cannot be determined until retirement.

	The following table reflects estimated annual benefits payable under The Bank of Mobile Pension Plan (the "BOM Plan") in effect as of December 31, 1994 at various salary and years of service levels, assuming date of birth after 1937 and retirement at age 65.

PENSION PLAN TABLE

Compensation    Years of Credited Service
------------    -----------------------------------------------------------
                10         15         20        25        30        35
$ 25,000        $ 3,475    $ 5,213    $ 6,950   $ 8,688   $10,425   $10,425
  50,000          7,600     11,400     15,200    19,000    22,800    22,800
  75,000         11,725     17,588     23,450    29,313    35,175    35,175
 100,000         15,850     23,775     31,700    39,625    47,550    47,550
 125,000         19,975     29,963     39,950    49,938    59,925    59,925
 150,000         24,100     36,150     48,200    60,250    72,300    72,300
 175,000*        24,100     36,150     48,200    60,250    72,300    72,300

*Maximum Compensation for 2001 under IRC 401(a)(17) is $170,000.

	The amounts reflected are single life benefits computed under the BOM Plan's basic formula. The BOM Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee's average monthly base compensation during the highest 60 consecutive months out of the 120 months preceding retirement, plus .65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed 30 years. Alternative plan formulas, in some situations, might produce a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BOM Plan.

	The following table reflects estimated annual benefits under the First National Bank Employees' Pension Plan (the "FNBB Plan") in effect as of December 31, 1994 at various salary and years of service levels and assumes retirement at age 65.

PENSION PLAN TABLE

Compensation    Years of Credited Service
------------    ---------------------------------------------------------
                10        15        20        25        30        35
$ 25,000        $ 3,750   $ 5,625   $ 7,500   $ 9,375   $11,250   $13,125
  50,000          7,500    11,250    15,000    18,750    22,500    26,250
  75,000         11,250    16,875    22,500    28,125    33,750    39,375
 100,000         15,000    22,500    30,000    37,500    45,000    52,500
 125,000         18,750    28,125    37,500    46,875    56,250    65,625
 150,000         22,500    33,750    45,000    56,250    67,500    78,750
 175,000*        22,500    33,750    45,000    56,250    67,500    78,750

*Maximum Compensation for 2001 under IRC 401(a)(17) is $170,000.

	The amounts reflected are single life benefits computed under the FNBB Plan's basic formula. The FNBB Plan provides generally for an annual benefit commencing at age 65 equal to 1 1/2% of the final coverage compensation multiplied by years of benefit service. Final coverage compensation is defined as earnings including wages, salary, bonus, commissions, overtime and any other special compensation over the 5 consecutive calendar years out of the last 10 consecutive years that produces the highest average. Joint and survivor benefits do not affect payments made under the FNBB Plan. The FNBB Plan also provides for the participant to elect to receive an actuarial equivalent lump sum benefit.

	Mobile Bank Supplemental Plan. The Mobile Bank maintains an unfunded and unsecured Supplemental Retirement Plan designed to supplement the benefits payable under the South Alabama Plan for certain key employees selected by the Mobile Bank's Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Mobile Bank, and the Supplemental Plan is designed to afford the participant the same pension he would receive under the South Alabama Plan if he were given years-of-service credit as if he were employed by the Mobile
Bank his entire banking career, reduced by benefits actually payable to him under the South Alabama Plan and any retirement benefit payable to him under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner.

	Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar, cannot be determined until retirement or disability. Management of the Mobile
Bank does not believe any current expense and any liabilities associated with the Supplemental Plan are material.

	Savings and Profit Sharing Plan. South Alabama maintains the South Alabama Bancorporation Savings & Profit Sharing Plan. Subject to certain employment and vesting requirements, all South Alabama personnel are permitted to participate in the plan. An eligible employee may defer up to 10% of his or her pay into the plan. The employer makes a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next
2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. At the beginning of each year the South Alabama Board of Directors sets the profit sharing goal, and at the end of the year the Board of Directors determines the amount of the profit sharing contribution to be made. The profit sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.

Change in Control Compensation Agreements

	The Mobile Bank entered into a Change in Control
Compensation Agreement with Mr. Lamar and Mr. Johnson on
November 14, 1995. The Brewton Bank entered into Change in Control Compensation Agreements with Mr. Nelson on November 29, 1995.
The Monroeville Bank entered into a Change in Control Compensation Agreement with Mr. Croft on March 31, 1997. These Change in
Control Compensation Agreements (the "Agreements") provide that if
Mr. Lamar, Mr. Nelson, Mr. Croft or Mr. Johnson, are terminated other than for "cause" (as defined), following a change in control, or if their assigned duties or responsibilities are diminished such that they are inconsistent with their present positions, they will be entitled to receive a cash payment equal to three times their average annual earnings (as defined), in the case of Mr. Lamar and Mr. Nelson, two times average annual earnings in the case of Mr. Croft and one and one-half times average earnings in the case of Mr. Johnson. Certain other existing employee benefits may also be available to each of Mr. Lamar, Mr.
Nelson, Mr. Croft and Mr. Johnson under terms of these Agreements for a period after termination of three years for Mr. Lamar and Mr.
Nelson and eighteen months for Mr. Croft and Mr. Johnson. The
Agreements automatically renew each calendar year unless terminated by the Mobile Bank, the Brewton Bank or the Monroeville Bank at least 90 days prior to any December 31.

Compensation of Directors

	South Alabama directors who are not officers are paid a $2,800 annual retainer, $500 for each Board meeting attended and $250 for each committee meeting attended. The per meeting fees were increased in January, 2002 from $400 for each Board meeting attended and $200 for each committee meeting attended. South Alabama directors are also eligible to receive stock options under the South Alabama Bancorporation 2001 Incentive Compensation Plan.

Five Year Total Shareholder Return

	The following indexed graph compares South Alabama's five-year cumulative total shareholder return with the Nasdaq Market Index and with a published peer group industry index, prepared by Media General Financial Services, comprised of bank holding companies in the southeast regional section of the United States. The comparison assumes the investment of $100 on December 31, 1996, with dividends reinvested quarterly through December 31, 2001. Returns of each component issuer have been weighted according to that issuer's market capitalization.

[Line graph in the printed version depicting the following table.]


           ASSUMES $100 INVESTED ON DECEMBER 31, 1996


                                1996  1997     1998     1999     2000     2001
SOUTH ALABAMA BANCORPORATION    $100  $203.02  $189.91  $158.55  $128.72  $139.88
MGFS SOUTHEAST REGIONAL BANKS   $100   173.04   164.80   137.07   139.94   175.99
NASDAQ MARKET INDEX             $100   122.32   172.52   304.29   191.25   152.46


Compensation Committee Interlocks and Insider Participation

	No executive officer is a member of the
Personnel/Compensation Committee. Stephen G. Crawford, a member of the Committee, is a member of the law firm Hand Arendall, LLC, which serves as counsel for South Alabama, the Mobile Bank and the Trust Company.

Report of Personnel/Compensation Committee of the Board of Directors

General Policies

	The Personnel/Compensation Committee of the Board of
Directors of South Alabama is responsible for recommending each year to the Board the salaries and bonuses of all South Alabama officers, the president of each of the subsidiary banks and the chairman of The
Monroe County Bank. The Committee also has oversight responsibility with respect to the compensation of all other executive officers of South Alabama's subsidiaries.

	South Alabama's compensation program is designed to attract and retain the best possible banking talent, to motivate its officers toward attainment of the Company's goals, to reward both individual contributions and overall business results and to link shareholder and management interests through long term equity-based plans.

	During calendar year 1999, the Committee engaged a national consulting firm to conduct a study of the South Alabama officer compensation program and to make recommendations to the Committee with respect to base salaries, stock option grants and bonus and other incentive programs. That firm conducted a survey of the total compensation of the South Alabama officers and senior executives of the subsidiaries. Beginning in April of 1999, a series of meetings was held between the consultant, key management personnel and members of the compensation committee. The study and meetings resulted in a proposal submitted by the consultant to the Personnel/Compensation Committee in December, 1999. As a result of that presentation, the Committee's deliberations and its recommendations to the Board, a new incentive bonus program was adopted, effective January 1, 2002. Base salaries were set for the year 2001 and stock options were granted to key employees in a manner consistent with the overall plan. The bonus program is discussed below and the resulting base salary and bonus for the CEO are set out below under the heading "Chief
Executive Compensation."

	Base Salary. Except as noted above, executive officer salaries are reviewed annually by the appropriate subsidiary personnel committee. Individual salaries are set only after consideration of the officer's level of responsibility, experience and individual performance, and review of external competitive practices. In order to determine external competitive practices the personnel committees review, and expect to continue to review, salary surveys conducted by independent compensation consulting firms. In establishing the base salaries of the executive officers the personnel committees consider the results of such surveys, but may establish the base salary for executives above or below the averages indicated in those surveys. No specific criteria or goals are utilized in setting base salaries. The amounts paid in 2001 to the Chief Executive Officer, the Chairman and the Chief Financial
Officer of South Alabama and to the Chief Executive Officers and Presidents of the Monroeville Bank and the Sweet Water Bank are shown in the Summary Compensation Table under the heading
"Annual Compensation-Salary."

	Annual Performance Incentive Plan. The Performance
Incentive Plan provides for bonuses based in part, with respect to the executive officers specified below, on the achievement of certain individual goals set in advance by senior management, on the performance of South Alabama and on the performance of the individual subsidiaries. The relative weight given to each element varies as to each officer, although in each case 80% of the bonus is based upon financial performance and the remaining 20% is dependent upon individual performance. The Chairman of the Board of the Monroeville Bank, the President and Chief Executive Officer of the Monroeville Bank, the Chief Executive Officers of the Brewton, Sweet Water and Demopolis Banks and the President of the Mobile Bank have an opportunity to earn year-end bonuses based on a combination of their individual goals, the performance of their respective banks and the performance of South Alabama. The President of the Trust
Company participates based on the performance of the Trust Company and South Alabama, as well as his evaluation by senior management of South Alabama. The Chairman, President, Chief Financial Officer and Auditor of South Alabama have an opportunity to earn year-end bonuses based solely on the performance of South Alabama. All of the goals, both individual and corporate, are established at the beginning of the year. In accordance with South Alabama's Performance Incentive
Plan described above, there were no bonuses awarded to executive officers of South Alabama for the year 2001.

	Stock Options. Stock options are South Alabama's and its subsidiaries' principal long-term incentive vehicle. The Committee believes that stock options not only motivate and reward executives for exceptional performance, but also align their goals more closely with those of the South Alabama shareholders by affording the recipients an opportunity for stock ownership in South Alabama. The incentive compensation plan is designed to encourage a long-term perspective by providing a ten-year option term, which includes a nine-year exercise period and a one-year period after the date of grant during which the option cannot be exercised.

	The number of options awarded to each officer generally is tied to the officer's level of responsibility, with the result that senior executive officers typically receive greater awards than other officers. The Committee takes into consideration previous grants to an individual officer as well as all other factors.

	The incentive compensation plan also permits grants of stock appreciation rights and restricted stock awards, although to date neither has been utilized by the Committee.

	The shares of the Common Stock covered by options awarded during 2001 to the Chief Executive Officer and the other named executive officers are shown in the table entitled "Option Grants in Last Fiscal Year," and the options previously granted and outstanding at year-end are shown in the table entitled "Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

	Other Compensation. Additionally, South Alabama's subsidiaries maintain broad-based employee benefit plans, including pension plans and 401(k) savings and profit sharing plans, as described elsewhere in this document in the section entitled "Pension Plans." Officers of South Alabama participate in such plans on the same basis as other employees.

Chief Executive Compensation

	The Committee meets in executive sessions to review the Chief Executive Officer's salary and from time to time, but not necessarily annually, consults with salary administration firms and/or uses compensation surveys with respect to competitors' practices.
Compensation of the Chief Executive Officer is determined in accordance with the same basic factors as described above for other executive officers.

	The 2001 base salary increase for the Chief Executive Officer was established in accordance with the recommendations of the independent consultant described under "General Policies." The
Committee is empowered to recommend to the Board the Chief
Executive Officer's base salary in its discretion and without regard to particular factors. The Committee considered, however, the above referenced consultant's report as well as the achievement by South Alabama of certain financial and strategic objectives.

	In accordance with South Alabama's Performance Incentive
Plan described above, no bonus was awarded to the Chief Executive
Officer for the year 2001.

	The Committee granted to the Chief Executive Officer options to purchase 10,080 shares of South Alabama Common Stock, as described in the table entitled "Option Grants in Last Fiscal Year." This grant was consistent with the consultant's report with respect to long-term incentive compensation and its recommendation with regard to total compensation.

	The Committee met three times in 2001. The members of the Committee are as follows:

Stephen G. Crawford
James P. Hayes, Jr.
Clifton C. Inge
Thomas E. McMillan, Jr.

CERTAIN TRANSACTIONS AND MATTERS

	Some of the directors, executive officers, and nominees for election as directors of South Alabama, as well as firms and companies with which they are associated, are and have been customers of its subsidiary banks and as such have had banking transactions, including loans and commitments to loan, with subsidiary banks during 2001. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of subsidiary bank management, did not involve more than the normal risk of collectibility or present other unfavorable factors.

	Stephen G. Crawford, a director and nominee, is a member of the law firm of Hand Arendall, L.L.C., which serves as counsel for South Alabama and the Mobile Bank and the Trust Company. Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Brewton Bank and the Trust Company. John B. Barnett, III, a director, executive officer and nominee, is a member of the law firm of Barnett, Bugg, Lee & Dyess, L.L.C., which serves as counsel for the Monroeville Bank. Richard S. Manley, director and nominee, is a partner in the law firm of Manley, Traeger, Perry & Stapp, which serves as counsel for the Demopolis Bank.

INDEPENDENT ACCOUNTANTS

	The Board of Directors on recommendation of the Audit Committee engaged Arthur Andersen LLP as South Alabama's independent accountant and auditor beginning in 1995. South Alabama will request proposals from independent accounting firms for the audit of its 2002 financial statements. Fees billed to South Alabama by Arthur Andersen LLP during the fiscal year ended December 31, 2001 were as follows:

	Audit Fees: The total fees for services rendered in connection with the audit of South Alabama's annual financial statements for the fiscal year and review of the financial statements included in South Alabama's quarterly reports on Form 10-Q was $132,805.

	Financial Information Systems Design and Implementation
Fees: Arthur Andersen LLP did not provide any services or advice to South Alabama regarding financial information systems design and implementation during the fiscal year.

	All Other Fees: Arthur Andersen LLP billed South Alabama a total of $31,873 for audit related services, limited to registration statements, accounting consultation and benefit plan audits, during the year ended December 31, 2001. The Audit Committee has determined that the provision of these audit related services by Arthur Andersen LLP is compatible with Arthur Andersen's independence.

	Arthur Andersen LLP will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE SOUTH ALABAMA'S NAME

	The Board of Directors is seeking shareholder approval of an amendment to South Alabama's Articles of Incorporation to change
South Alabama's name to BancTrust Financial Group, Inc. Certain information concerning this matter is set forth below. A copy of Amended and Restated Articles of Incorporation of BancTrust
Financial Group, Inc. in "compare" format highlighting all of the changes to the Articles proposed by the Board of Directors is attached hereto as Appendix B.

	South Alabama has operated under its corporate name since 1993 when it acquired the First National Bank of Brewton, Alabama (now BankTrust of Brewton), and took the name of that bank's holding company, South Alabama Bancorporation, Inc. Prior to that time, the Brewton bank's holding company operated under that name.

	In December of 2001, South Alabama announced a merger agreement with Gulf Coast Community Bancshares, Inc. by which it plans to acquire Wewahitchka State Bank, headquartered in Wewahitchka, Florida. We expect that this merger will be effective by the end of April, 2002. The Board of Directors has concluded, given South Alabama's expansion into Florida, that the company's name should no longer carry the implication of geographical limitation inherent in the name South Alabama Bancorporation, Inc.

	The proposed new name, BancTrust Financial Group, Inc. is intended to remove all potentially limiting geographic references, while still reflecting South Alabama's core business of banking and the provision of trust services.

	The Board of Directors recommends a vote FOR approval of the Amendment to the Articles of Incorporation to change South
Alabama's name under Item 2 on your proxy card. The affirmative vote of the holders of a majority of the outstanding shares of South Alabama common stock is required for approval of this amendment to the Articles of Incorporation. Proxies solicited by the Board of Directors will be voted FOR approval of this amendment to the Articles of Incorporation unless shareholders specify in their proxies a contrary choice.

APPROVAL OF THE OTHER AMENDMENTS TO THE ARTICLES OF INCORPORATION

	The Board of Directors has adopted resolutions approving and recommending to the shareholders the amendment of South Alabama's
Articles of Incorporation to:

(*) change all references to "stockholders" to "shareholders";

(*) include provisions formerly only in the Bylaws authorizing the Board of Directors to determine the number of directors within the range permitted by the Articles;

(*) add a provision formerly only in the Bylaws allowing directors to fill vacancies;

(*) modify the purpose for which South Alabama is formed to specifically include engaging in the business of being a bank holding company;

(*) include a specific reference to the methods by which shareholders are authorized by the Alabama Business Corporation Act to call a special meeting of the shareholders;

(*) include specific procedures for shareholders to nominate directors and propose items of business to be transacted at any annual or special meeting of shareholders; and

(*) make certain other minor non-substantive changes for purposes of clarification.

	The Board of Directors proposes amending Article Five of the Articles of Incorporation by adding an introductory sentence to Section 5(a) and adding Sections 5(b) and (c) to include provisions currently found only in South Alabama's Bylaws. The Alabama Business
Corporation Act requires that provisions allowing the board of directors to set the number of directors within the permitted range and fill vacancies must be included in the Articles of Incorporation. Since these provisions are currently included only in South Alabama's
Bylaws, the Board of Directors proposes adding them to Article Five of South Alabama's Articles of Incorporation.

	These provisions allowing the Board to set the number of directors and to fill vacancies were included only in South Alabama's Bylaws, because South Alabama was originally a Delaware corporation, and, under Delaware corporate law, there is no requirement that such provisions be contained in the Articles of Incorporation. When South Alabama converted from a Delaware corporation to an Alabama corporation, it failed to move the provisions at issue from its Bylaws to its Articles of Incorporation.

	If these provisions concerning the size of and filling vacancies on the Board of Directors are not included in the Articles of Incorporation, then the power to set the number of directors that make up the Board and to fill vacancies created by an increase in the size of the Board will be reserved to the shareholders. The Board believes that having the power to add Directors by increasing the Board's size and filling a vacancy enables the Board to act quickly and with flexibility to add Directors when it finds talented individuals it believes would be an asset to South Alabama. Such provisions also enable the Board of Directors to easily reduce its own size when a reduction is warranted.

	The Board of Directors proposes amending Article Twelve of South Alabama's Articles of Incorporation to provide specific procedures that must be followed by shareholders wishing to nominate a candidate for election to the Board of Directors or propose items of business to be taken up at an annual or special meeting of the shareholders. The Board of Directors believes that the adoption of such procedures insures that any shareholder nominations and proposals will be submitted in a timely and organized fashion and provides definite standards by which the timeliness and form of such proposals and nominations would be evaluated.

	The other changes to the Articles of Incorporation are being made for the purpose of clarification, are non-substantive and will have no effect on the rights of South Alabama shareholders. Because South Alabama has amended its Articles of Incorporation several times since their original effectiveness, the Board intends to restate South Alabama' Articles of Incorporation in their entirety, including all amendments adopted to date together with any amendments approved at the annual meeting of shareholders.

	All of the changes proposed by the Board of Directors, including the name change proposed under Item 2 of your proxy card, are highlighted in the "compare" format copy of the Amended and Restated Articles of Incorporation of BancTrust Financial Group, which show what the company's Articles of Incorporation would consist of if all of the amendments proposed in this Proxy Statement are adopted. These Amended and Restated Articles of Incorporation are attached hereto as Appendix B. Deletions from the current version of South Alabama's Articles of Incorporation are shown in lighter text with a line through them, and additions are shown in bold text and underlined, in Appendix B. The Board of Directors urges you to review Appendix B carefully. The discussion of the proposed changes to the Articles of Incorporation included in this Proxy Statement is qualified in its entirety by reference to Appendix B.

	The Board of Directors recommends a vote FOR approval of the amendments to the Articles of Incorporation proposed under Item 3 of your proxy card. The affirmative vote of the holders of a majority of the outstanding shares of South Alabama common stock is required for approval of these amendments to the Articles of Incorporation. Certain of the proposed amendments require, pursuant to Article Thirteen of the Articles of Incorporation, approval by 75% of the shares entitled to vote on the amendments, unless the amendments were approved by not less than 75% of the Directors. All of the proposed amendments were approved by more than 75% of the Directors, so the heightened shareholder approval requirements in Article Thirteen are inapplicable. Proxies solicited by the Board of Directors will be voted FOR the approval of these amendments to the Articles of Incorporation unless shareholders specify in their proxies a contrary choice.

OTHER MATTERS

	Management currently does not know of any other matters to be presented at the meeting.

	If a Proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that Proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, "For" the Board of Directors' nominees in the election of directors and "For" all of the amendments to the Articles of Incorporation proposed hereby. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a Proxy may be revoked by written notice or a subsequently dated Proxy delivered to the Secretary of South Alabama.

	Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers, and other employees of South Alabama and its subsidiary banks. The cost of printing, assembling, and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of South Alabama, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by South Alabama.

	The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established, (i) directors must be elected by a majority of the votes cast; (ii) changes to the Articles of Incorporation must be approved by a majority of the votes entitled to be cast; and (iii) any other action to be taken must be approved by a majority of the votes cast. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. Broker non-votes are not counted in determining the number of shares voted for or against the election of directors or approval of the proposed amendments to South Alabama's Articles of Incorporation.

	Shareholder proposals intended to be submitted for consideration at the 2003 Annual Meeting of the Shareholders of South Alabama must be submitted in writing to and received by the Secretary of South Alabama not later than December 10, 2002 to be included in South Alabama's Proxy Statement and form of Proxy relating to that meeting. The named proxies for the 2003 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 23, 2003, and they will exercise their authority in accordance with the recommendations of South Alabama's Board of Directors.



                                     /s/ F. Michael Johnson
                                     F. Michael Johnson
                                     Chief Financial Officer
                                     and Secretary

Enclosures
April 9, 2002






APPENDIX A

                     South Alabama Bancorporation, Inc.

                         Audit Committee Charter

Purpose

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the share holders and the SEC, the systems of internal controls which management and the board of directors have established, and the audit process. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, the internal auditors, and the independent accountants.

Organization

 The audit committee shall be appointed annually by the Board of Directors.

 The audit committee shall be composed of at least three, but not more than five, independent directors.

 Only independent directors may be members of the audit committee. An independent(1) director is a director who:

1. Is not employed by the corporation or any of its affiliates for the current year or any of the past three years;

2. Has not accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

3. Is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

4. Is not a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

5. Is not employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

 All members of the committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

 At least one member of the committee shall have a background in financial reporting, accounting, or auditing.

 The Board or audit committee shall appoint one of the members of the audit committee as Chairperson.

-----------
(1) The revised definition of an "independent" director as defined by the NASD and included in this charter has an effective date of June 1, 2001.
The Company will adopt this definition as of June 1, 2001.

In meeting its responsibilities, the committee shall:

General

 Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

 Meet at least 4 times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

 Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

 Review and update the committee's charter, annually.

 Perform such other functions assigned by law, the company's charter or bylaws, or the board of directors.

Internal Controls and Risk Assessment

 Consider and review with management, the independent accountants and the director of internal auditing:

 The effectiveness of or weaknesses in the company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

 Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses thereto.

Financial Reporting

 The audit committee or its chairperson shall review with management and the outside accountants filings with the SEC and other agencies containing the company's financial statements, including annual (10-K) and interim reports (10-Q), and consider whether the information contained in these documents is consistent with the information contained in the financial statements. The review should at a minimum include significant adjustments, management judgements and accounting estimates, significant new accounting policies, and disagreements with management.

 Review with management and the independent accountants at the completion of the annual audit:

 The company's annual financial statements and related footnotes.

 The independent accountants' audit of the financial statements and his or her report thereon.

 Any significant changes required in the independent accountants' audit plan.

 Any serious difficulties or disputes with management encountered during the course of the audit.

 The existence of significant estimates and judgements underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

 Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing principles.

 Provide Audit Committee disclosure in the company's proxy statement for its annual report disclosing whether all members are independent1 and;

	 i.	any information about committee members who are not
independent1 and;

	ii.	that the audit committee has a formal audit committee charter.

 Audit committee should include a letter in the company's annual Proxy Statement disclosing whether or not, with respect to the prior fiscal year:

	i.	management has reviewed and discussed the audited financial
statements with the audit committee or the chairman thereof, including a discussion of the quality of the accounting principles as applied and significant judgements affecting the company's financial statements;

	ii.	the outside auditors have discussed with the audit committee matters required to be discussed in Statement of Auditing Standards No. 61;

	iii.	the audit committee has discussed with the independent
accountants the information required by ISB Standard 1 regarding auditor's independence;

	iv.	the audit committee, based on representations made by
management and the outside auditors and reliance on the review and discussions conducted with management and the outside auditors pursuant to (i) and (ii) above, believes that the company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles (GAAP) in all material respects.

External Auditor

 Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

 Review the scope and approach of the annual audit with the independent accountants.

 Review the external auditors' identification of issues and business and financial risks and exposures.

 Confirm and assure the independence of the independent accountants on an annual basis.

 Instruct the independent accountants to communicate and report directly to the audit committee any serious difficulties or disputes with management.

Internal Auditor

 Ensure that subsidiary audit committees review and evaluate the scope, risk assessment and nature of the internal auditors' plans.

 Consider and review with management and the director of internal auditing:

 Significant findings during the year and management's responses thereto, including the timetables for implementation of the recommendations to correct weaknesses in internal control.

 Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.


APPENDIX B

                  AMENDED AND RESTATED

                   ARTICLES OF INCORPORATION

                               OF

     SOUTH ALABAMA BANCORPORATION  BANCTRUST
                   FINANCIAL GROUP , INC.




                           ARTICLE ONE
     The name of the Corporation shall be SOUTH ALABAMA BAN-

CORPORATION  "BancTrust Financial Group, Inc."

                           ARTICLE TWO

     (a) Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 20,500,000 shares of the par value of $.01 per share , consisting of: (1) 20,000,000 shares of Common Stock with a par value of $.01 per share and (2)
500,000 shares of Preferred Stock.

     (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the Board of Directors, each such class or series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for classes or series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred
Stock so designated by the Board of Directors, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the class or series of Preferred Stock, including, but without limiting the generality of the foregoing, the following:

                    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such class or series; such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock, and whether such dividends shall be cumulative or non-cumulative;

               (3) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

               (4) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class or series may be redeemed;

               (5) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;

               (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

               (7) The voting powers, full or limited, or no voting powers, of the holders of such class or series of Preferred Stock.

               The Board of Directors of the Corporation is further expressly vested with the authority to make the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any class or series of Preferred Stock dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment hereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.

     (c) Board of Directors Authority. Except as otherwise provided in these Articles of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders shareholders , of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to for any further call or assessments thereon.


                          ARTICLE THREE

     The location and mailing address of the c
C orporation's initial registered office, and the name of its initial registered agent at such address, are as follows:

          F. Michael Johnson
     The Bank of Mobile  BancTrust Financial Group, Inc.
     100 St. Joseph Street
     Mobile, Alabama 36602



                           ARTICLE FOUR

     The name and address of the incorporator are as follows:
          Brooks P. Milling, Esq.
     Hand Arendall, L.L.C.
     3000 First National  AmSouth Bank Building
     Mobile, Alabama 36602



                           ARTICLE FIVE


     (a) The number of directors which shall constitute the whole board shall not be less than three nor more than thirty. The number of directors constituting the initial board of directors shall be three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors be elected and qualify, are as follows:

  W. Bibb Lamar, Jr.                      F. Michael Johnson
  The Bank of Mobile                 The Bank of Mobile
  BancTrust Financial Group, Inc.        BancTrust Financial Group,Inc.
     100 St. Joseph Street                        100 St. Joseph Street
     Mobile, Alabama 36602                   Mobile, Alabama 36602

     Stephen G. Crawford
     Hand Arendall, L.L.C.
     3000 First National  AmSouth Bank Building
     Mobile, Alabama 36602



     (b) The board at the time these Amended and Restated Articles of Incorporation become effective consists of nineteen (19) directors. Thereafter, within the limits above specified and subject to the limitation contained in Section 10-2B-8.03(b) of the Alabama Business Corporation Act, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Subparagraph (c) of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be shareholders.

     (c) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                           ARTICLE SIX

     The purpose of the corporation is Corporation is to own and hold capital stock and other ownership interests in state and national banks and other entities permitted to be owned by bank holding companies, to be a registered bank holding company and to engage in any lawful act or activity for which a corporation may be is now or hereafter permitted to a bank holding company or other corporation organized under the Alabama Business Corporation Act (the "ABCA") or by any other law of Alabama and by these Articles of Incorporation together with , and to exercise any and all powers incidental thereto.

                          ARTICLE SEVEN

     The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the Corporation entitled to vote shall be required for approval if (1) this Corporation merges or consolidates with any other corporation if such other corporation and its affiliates in the aggregate are directly or indirectly the beneficial owners of more than five percent (5%) of the total voting power of all outstanding shares of the voting stock of this Corporation (such other corporation being herein referred to as a "Related Corporation"), or if (2) this Corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (3) this Corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not fewer than seventy-five percent (75%) of the directors of this Corporation, nor shall it apply to any such transaction solely between this Corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this Corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders shareholders entitled to vote or express consent with respect to such proposal. The stockholder shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law. A "substantial part" of the Corporation's assets shall mean assets the book value of which comprises more than twenty percent (20%) of the book value, or the fair market value of which comprises more than twenty percent (20%) of the fair market value, of the total assets of the Corporation and its subsidiaries taken as a whole , as of the end of the most recent fiscal year ended prior to the time the determination is made.

                          ARTICLE EIGHT

     No action shall be taken by the stockholders shareholders except at an annual or special meeting of stockholders shareholders . No action shall be taken by stockholders  shareholders by written consent.

                           ARTICLE NINE

     Special meetings of the  stockholders
shareholders of the Corporation for any purpose or purposes may be called at any time in the manner specified in Sections 10-2B-7.02(a)2 and 7.02(a)(3) of the Alabama Business Corporation Act, by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                           ARTICLE TEN
     In furtherance and not in limitation of the powers now or hereafter conferred by statute, the Board of Directors is expressly authorized:

          (a)  To make, alter or repeal the bylaws of the Corporation.

               (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

               (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               (d) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted by law.



                          ARTICLE ELEVEN
     (a)  Personal Liability of Directors
            (1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders shareholders for monetary damages for any action taken, or any failure to take action, as a director, except for liability for (i) the amount of a financial benefit received by a Director to which he or she is not entitled, (ii) an intentional infliction of harm on the Corporation or the shareholders, (iii) a violation of Section 10-2B-8.33 of the ABCA, (iv) an intentional violation of criminal law, or
     (v) a breach of the director's duty of loyalty to the Corporation or its shareholders. If the ABCA is amended after these Article
      Articles of Incorporation are filed to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the ABCA, as so amended.

            (2)  Any repeal or modification of the foregoing subparagraph
     (1) by the stockholders shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of that repeal or modification.

     (b)  Indemnification.
               (1) Actions Against Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation in which such person was adjudged liable to the Corporation or any proceeding in which such person is adjudged liable on the basis of receipt of improper personal benefit), by reason of the fact that he is or was a director or officer of the Corporation (including, without limitation, conduct with respect to an employee benefit plan), or is or was serving at the request of the Corporation as a director, officer or partner of another corporation, partnership, joint venture, trust or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or, if not acting in his official capacity, not opposed to the best interests of the Corporation (or of the participants or beneficiaries of an employee benefit plan, in the case of conduct with respect to such a plan), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, as the case may be, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

               (2) Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or partner of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or, if not acting in his official capacity, not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

               (3) Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subparagraphs (1) or (2) of Subsection (b) of this Article Eleven, or in defense of any claim, issue or matter therein, he shall be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

               (4) Determination of Indemnification. Any indemnification under Subparagraphs (1) or (2) of Subsection (b) of this Article Eleven (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or partner is proper in the circumstances because he has met the applicable standard of conduct set forth in Subparagraphs (1) or (2) of Subsection
     (b) of this Article Eleven. Such determination shall be made (A) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to such claim, action, suit or proceeding, or its said committee referred to in this section or (B) if such quorum is not obtainable, by a majority vote of a committee duly designated by the directors (with participation in such designation permitted by directors who are parties) consisting solely of two or more directors not at the time parties thereto, or (C) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by special legal counsel selected in accordance with the Alabama Business Corporation Act, or (D) by the shareholders except that shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. A majority of the shares remaining entitled to vote on the determination (that is after the exclusion of the said shares not entitled to be so voted thereon) constitutes a quorum for the purposes of taking shareholder action under this Article Eleven.

               (5) Advanced Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in Subparagraph (4) of Subsection (b) of this Article Eleven upon (A) receipt of a written affirmation by the director or officer seeking the advance of a good faith belief that he or she has met the standard of conduct required under this Article Eleven, (B) receipt of an undertaking as an unlimited general obligation (without the necessity of security and without reference to financial ability to make repayment) by or on behalf of the director or officer to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Eleven and (C) a determination (made by the person or persons and in the manner specified in Subparagraph (4) of Subsection (b) of this Article Eleven) that the facts then known to those making said determination would not preclude indemnification under this Article Eleven.

               (6) Non-Exclusiveness. The indemnification authorized by this Article Eleven shall not be deemed exclusive of and shall be in addition to any other right (whether created prior or subsequent to the adoption of these Articles of Incorporation) to which those indemnified may be entitled under any statute, rule of law, provisions of Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or partner and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article Eleven does not and shall not be deemed to limit or restrict the authority and power of the Corporation to pay or reimburse expenses incurred by such person in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent therein.

               (7) Insurance. The Corporation shall have power to purchase and maintain insurance or furnish similar protection (including, but not limited to, trust funds, self-insurance reserves, or the like) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eleven.


                          ARTICLE TWELVE

      Any stockholder entitled to vote (a) Nominations for the election of directors may make and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to the date of any such meeting. Each such notice given by a shareholder with respect to nominations for the election of directors only by giving written notice to the Secretary shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation at least 30 days but not more than 60 days prior to the which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     (b) Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

(c) The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of stockholders at which directors are to be elected, unless such requirement is waived in advance of the meeting by the Board of Directors the shareholders taking place thirty days or more thereafter.
This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

                         ARTICLE THIRTEEN

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders shareholders herein are granted subject to this reservation; provided, however, that the provisions of Articles Seven, Eight, Nine and Twelve and this Article Thirteen may not be repealed or amended in any respect unless, in addition to other statutory requirements, such repeal or amendment is approved by either the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the Corporation entitled to vote or the affirmative vote of not less than seventy-five percent (75%) of the directors.

                         ARTICLE FOURTEEN
     Shareholders of the Corporation shall not have any preemptive right to acquire the Corporation's unissued shares.



                  SOUTH ALABAMA BANCORPORATION, INC.
           Proxy for Annual Meeting of Shareholders, May 9, 2002
                  Solicited by the Board of Directors

	KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of South Alabama Bancorporation, Inc., do hereby nominate, constitute, and appoint Dan Britton and Kay I.
McKee and each of them, with full power to act alone, my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place, and stead to vote all of the Common Stock of South Alabama Bancorporation, Inc. standing in my name on its books on March 22, 2002, at the Annual Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on May 9, 2002, at 10:00 a.m. C.D.T., and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

1. Election of Directors.

___FOR all nominees listed below (except  ____AGAINST all nominees   ___ABSTAIN
as marked to the contrary below)              listed below

John B. Barnett, III,  Stephen G. Crawford,  Haniel F. Croft,
David C. De Laney,  Broox G. Garrett, Jr.,  W. Dwight Harrigan,
James P. Hayes, Jr.,  Clifton C. Inge,  W. Bibb Lamar, Jr., John H.
Lewis, Jr., Stratton F. Lewis, Jr., Richard S. Manley, Kenneth R. McCartha, Thomas E. McMillan, Jr., J. Richard Miller, III, Harris V. Morrissette,
J. Stephen Nelson,  Paul D. Owens, Jr.,  and Earl H.Weaver.

(Instruction: To withhold your vote for any individual nominee, write that nominee's name in the space provided below.)


----------------------------------------------------------------------------

2. Name Change Amendment. Amending Article One of South Alabama's Articles of Incorporation to change the name of the corporation to BancTrust Financial Group, Inc.

___FOR    ___AGAINST     ___ABSTAIN

(Continued and to be signed on the other side)

3. Other Amendments. Approval of the other amendments to South
Alabama's Articles of Incorporation described in the Proxy Statement.

___FOR    ___AGAINST       ___ABSTAIN

4. Other Business.
Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

	If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors' Proxy Statement dated April 9, 2002, "FOR" the Board's nominees in the Election of Directors, "FOR" Approval of the Name
Change Amendment and "FOR" Approval of Other Amendments to the
Articles of Incorporation. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of South Alabama Bancorporation, Inc.

Please date, sign, and mail this Proxy in the envelope provided. Postage not necessary if mailed in the United States.

Number of
Shares

DATED: _______________________ , 2002
SIGNED: ____________________________
____________________________________
(Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Attorneys, Executors, Administrators, etc. should so indicate.)